UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 2, 2004


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
           ----------------------------------------------------------
        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On August 2, 2004, Prime Group Realty Trust (the "Company") announced that it entered into an agreement to sell substantially all of its industrial assets (except 1051 Kirk Road), a suburban office/tech building (1301 Tower Road) and most of its industrial land to CenterPoint Properties Trust ("CenterPoint"). The agreement provides that the Company will sell 30 properties (29 industrial properties and one office/tech building) containing, in the aggregate, 3.8 million square feet, and three industrial land parcels totaling approximately 128 acres, plus an additional 74.3 acres of land included in the heavy-crane portfolio.

The gross sales price is $125.1 million. Net proceeds (after prorations, credits, debt assumption, the payment of certain tax indemnification obligations and the deduction of certain escrows) are estimated to be approximately $44.9 million. In addition, the Company will receive proceeds from the release of and/or credits at closing for approximately $9.1 million of existing mortgage escrows on the Company's balance sheet being transferred with the properties.

In connection with the sale, the Company will be obligated to make tax indemnification payments pursuant to agreements entered into in November 1997 at our initial public offering of approximately $3.4 million to our former Chairman and a current Trustee, Stephen J. Nardi and his affiliates.

The transaction is subject to customary closing conditions, including obtaining lenders' consents with respect to certain debt that may be assumed by CenterPoint. Accordingly, the parties currently anticipate the sale will close in September or October 2004, after the receipt of these consents and the satisfaction of the other closing conditions. If these conditions are not satisfied, or their satisfaction is delayed, the transaction may not close or the closing may be delayed.

The Company issued a Press Release on August 2, 2004 relating to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirely, is attached to this Form 8-K as Exhibit No. 99.1. A copy of the Purchase Agreement, which is incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.2.

On August 3, 2004, our Chairman of the Board, Stephen J. Nardi, retired as Chairman. Mr. Nardi will remain on the Board as a non-employee Trustee. Douglas Crocker II, one of our existing Trustees, was appointed Chairman of the Board. Mr. Crocker will serve as a non-employee and independent Chairman. In addition, Jeffrey A. Patterson, our existing President and Chief Investment Officer, was named President and Chief Executive Officer. In connection with Mr. Nardi's resignation, the Board approved a separation allowance for Mr. Nardi of $300,000, representing several months of base salary and accrued bonus.

The Company issued a Press Release on August 3, 2004 relating to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirely, is attached to this Form 8-K as Exhibit No. 99.3.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits:

              Exhibit
                No.        Description
                ----       -----------
               99.1        Press Release of Prime Group Realty Trust dated
                           August 2,  2004.

               99.2        Purchase   Agreement  dated  August  2,  2004
                           between  the  Company  and CenterPoint.

               99.3 Press Release of Prime Group Realty Trust dated August 3, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     PRIME GROUP REALTY TRUST


Dated: August 5, 2004                       By:      /s/  Jeffrey A. Patterson
                                                     -------------------------

                                                     Jeffrey A. Patterson
                                                     President and
                                                     Chief Executive Officer